             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
                 SERIES C 8% CUMULATIVE REDEEMABLE CONVERTIBLE
                  PREFERRED STOCK, $0.25 PAR VALUE PER SHARE,
                                       OF
                      GOVERNMENT TECHNOLOGY SERVICES, INC.

                         --------------------------------

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware

                         --------------------------------


         GOVERNMENT TECHNOLOGY SERVICES, INC., a Delaware corporation (the "Corporation"), certifies that, pursuant to the authority contained in Article FOURTH of its Amended Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation's board of directors (the "Board") duly adopted the following resolution creating a series of preferred stock of the Corporation designated as "Series C 8% Cumulative Redeemable Convertible Preferred Stock."

         RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Corporation's Amended Certificate of Incorporation, a series of preferred stock of the Corporation designated as "Series C 8% Redeemable Convertible Cumulative Preferred Stock" be, and hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and the special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

         1. Designation and Amount. The series of preferred stock established hereby shall be designated the "Series C 8% Cumulative Redeemable Convertible Preferred Stock," with a par value of $0.25 per share (the "Series C Preferred Stock"), and the authorized number of shares of Series C Preferred Stock shall be 100,000.

         2. Rank. The Series C Preferred Stock shall, with respect to dividend distributions and distributions upon the voluntary or involuntary liquidation, dissolution and winding-up of the Corporation, rank (i) senior to all classes of Common Stock and each other class of Capital Stock of the Corporation or series of preferred stock of the Corporation hereafter created which is not Senior Stock or Parity Stock ("Junior Stock"), (ii) pari passu with any Parity Stock and (iii) junior to any Senior Stock. There is no Senior Stock or Parity Stock outstanding on the date hereof and such stock may not be authorized or issued except in accordance with Section 7(b).





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         3. Dividends. (a) Dividend Rate.  Subject to the provisions of Section
3(c), commencing on the Dividend Commencement Date, the Holders shall be entitled to receive, when, as and if declared by the Board, but only out of funds legally available therefor, distributions in the form of cash dividends on each share of Series C Preferred Stock at a rate of 8% per annum of the Liquidation Preference and no more. All dividends (i) shall accrue and be cumulative, whether or not declared by the Board, on a daily basis from (1) the Dividend Commencement Date with respect to Initial Series C Preferred Stock and
(2) the Original Issuance Date with respect to Series C Preferred Stock the Original Issuance Date of which is after the Initial Issue Date, and (ii) when, as and if declared by the Board, shall be payable annually in arrears on each Dividend Payment Date commencing with the first Dividend Payment Date after (1) the Dividend Commencement Date with respect to Initial Series C Preferred Stock and (2) the Original Issuance Date with respect to Series C Preferred Stock the Original Issuance Date of which is after the Initial Issue Date. If any Dividend Payment Date occurs on a date that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be payable on the next succeeding Business Day. Each dividend shall be payable with respect to Series C Preferred Stock held by Holders as they appear on the Corporation's stock books on each Dividend Record Date. Dividends shall cease to accrue and accumulate in respect of Series C Preferred Stock on any Redemption Date or Conversion Date, as the case may be.

         (b) Dividend Payments. Dividends on account of arrears for any past Dividend Period and dividends in connection with any Redemption pursuant to
Section 5(a) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders on such date as may be fixed by the Board.

         (c) Dividends Paid in Series C Preferred Stock. Notwithstanding anything herein to the contrary, the Corporation shall, at its option, be entitled in respect of any Dividend Period, in lieu of either paying any part or all of a dividend in cash or permitting the unpaid dividend to accrue additional dividends thereon, as provided in Section 3(f)(ii), to declare and pay any part or all of such dividend in additional fully paid and nonassessable shares of Series C Preferred Stock with a Liquidation Preference equal to the amount of the dividend payable in Series C Preferred Stock, with a fractional number of shares to be issued in payment of any such dividend as the result thereof to be rounded to the nearest 1/100th of share. The Corporation shall reserve 84,625 authorized but unissued shares of Series C Preferred Stock for purposes of this Section 3(c) and not for any other purpose. On or before the 15th Business Day after the Dividend Payment Date in respect of which shares of Series C Preferred Stock will be issued as a dividend, the Corporation will prepare and mail to each holder of Series C Preferred Stock a certificate setting forth the determination of the number of shares of Series C Preferred Stock issuable in payment of such dividend. A dividend payment in Series C Preferred Stock shall not be considered paid if the Corporation has not caused share certificates representing such Series C Preferred Stock to be mailed or delivered to the holders of the Series C Preferred Stock on which such dividend is being paid on or before the 15th Business Day after the applicable Dividend Payment Date. If the above-mentioned share certificates are not mailed or delivered on or before the 15th Business Day after the applicable Dividend Payment Date, such unpaid dividends shall from and after the applicable Dividend Payment Date accrue additional dividends in respect thereof at the rate of 8% per annum as provided in Section 3(f)(ii), until such accrued and unpaid dividends have been paid in full.

         (d) Junior Stock Dividends, Redemptions, etc. So long as any Series C Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Stock, or any warrants, rights, calls or options exercisable for any Junior Stock (except for the purchase, redemption or other retirement of such securities which are debt securities or Senior Stock or Parity Stock) or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or Capital Stock of the Corporation (or securities convertible or exchangeable for obligations or Capital Stock of the Corporation) or other property (other than dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock and cash in lieu of fractional shares) and shall not permit any Subsidiary of the Corporation directly or indirectly to do any of the same in respect of such Junior Stock (other than dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock and cash in lieu of fractional shares) unless and until all dividend arrearages on the Series C Preferred Stock have been paid in full (whether in cash or in additional Series C Preferred Stock as provided in Section 3(c)) or declared and a sum of money or a number of shares of additional Series C Preferred Stock sufficient for the payment thereof has been set apart.

         (e) Pro Rata Dividend Payments. Unless and until all dividend arrearages on the Series C Preferred Stock have been paid in full (whether in cash or in additional Series C Preferred Stock as provided in Section 3(c)), all dividends declared by the Board upon Series C Preferred Stock or Parity Stock, if any, shall be declared pro rata with respect to all Series C Preferred Stock and Parity Stock then outstanding so that the amounts of any dividends declared per share on the Series C Preferred Stock and such Parity Stock bear the same ratio to each other at the time of declaration as all accrued and unpaid dividends on the Series C Preferred Stock and the Parity Stock bear to each other.

         (f) Dividend Computations. (i) Dividends payable on the Series C Preferred Stock shall be computed by multiplying 8% by the Liquidation Preference and multiplying the result by a fraction, the numerator of which shall be the number of days in the particular Dividend Period or, as the case may be, the actual number of days lapsed in the Dividend Period for which payable, and the denominator of which shall be 365.

         (ii) For any Dividend Period in which dividends are not paid in full (whether in cash or in additional Series C Preferred Stock as provided in Section 3(c)) on the Dividend Payment Date next succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be added, solely for the purpose of calculating





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dividends payable on the Series C Preferred Stock outstanding immediately prior to such Dividend Payment Date, to the Liquidation Preference at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the rate of 8% per annum until such accrued and unpaid dividends have been paid in full.

         (iii) The holders of Series C Preferred Stock shall not be entitled to any dividends whether payable in cash, property or stock in excess of the full cumulative dividends, as provided in Section 3 on the Series C Preferred Stock.

         4. Liquidation Preference. (a) Liquidation, Dissolution or Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to the Liquidation Preference for each share outstanding plus all accrued but unpaid dividends thereon (which accrued but unpaid dividends shall only be paid in the form of cash) to the date of such liquidation, dissolution or winding-up, before any payment shall be made or any assets distributed to the holders of any Junior Stock. If, however, the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders and the holders of any outstanding Parity Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amount to which the Holders and the holders of any outstanding Parity Stock are entitled were paid in full. Except as provided in this Section 4(a), Holders shall not be entitled to any distribution in the event of liquidation, dissolution or winding-up of the affairs of the Corporation.

         (b) Asset Transfers, Mergers and Consolidations. For the purposes of this Section 4, neither the sale, conveyance, exchange or transfer (for cash, stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.

         5. Redemption. (a) The Corporation (or any Subsidiary thereof) may, at the Corporation's option redeem at any time on or after the Dividend Commencement Date, from any source of funds legally available therefor, in whole but not in part, as provided in Section 5(b), all of the Series C Preferred Stock, at a redemption price payable in cash equal to (i) in respect of a Redemption Date (as defined below) during the period from the Dividend Commencement Date to, but not including, the date on which the Second Meeting is held, at the Initial Redemption Price and (ii) in respect of a Redemption Date on or after the Adjustment Date, at the Adjusted Redemption Price.





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
         (b) Redemption Procedure. At least 10 Business Days and not more than 60 days prior to the date fixed by the Board for any redemption of the Series C Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder on the record date fixed for such redemption of the Series C Preferred Stock at such Holder's address as the same appears on the Corporation's stock books.
The Redemption Notice shall state:

         (1) that such notice constitutes a Redemption Notice pursuant to
Section 5(a);

         (2) the Redemption Price;

         (3) the Redemption Date;

         (4) that the Holder is to surrender to the Corporation his certificate or certificates representing the Series C Preferred Stock to be redeemed, specifying the place or places where, and the manner in which, certificates for Series C Preferred Stock are to be surrendered for redemption;

         (5) that dividends on the Series C Preferred Stock to be redeemed shall cease to accumulate on the Redemption Date, unless the Corporation defaults in the payment of the amounts necessary for such redemption, in which case, dividends shall continue to accumulate from the Redemption Date until such payment is made; and

         (6) all funds necessary for such redemption shall, as of the Redemption Date, have been set aside by the Corporation separate and apart from its other funds, in trust for the benefit of the Holders pursuant this Section 5.

         (ii) Each Holder shall surrender the certificate or certificates representing such Series C Preferred Stock to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Redemption Price for such shares so surrendered shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

         (iii) If, on or before the Redemption Date, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such Redemption Date, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable on redemption thereof, without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time, as it may request.

         (iv) Any funds so set aside or deposited, as the case may be, by the Corporation and unclaimed as of 90 days after such Redemption Date shall be released or repaid to the Corporation, after which the Holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

         6. Automatic Conversion. (a) Conversion and Effectiveness. As of the Conversion Date, the Series C Preferred Stock shall automatically be reclassified as, and converted into, Common Stock, without any action of the Holder, as follows (the "Conversion"):

         (i) Each share of Series C Preferred Stock shall be converted into such number of fully paid and nonassessable shares of Common Stock that equals the Liquidation Preference of the share of Series C Preferred Stock plus all accrued but unpaid dividends thereon to, but not including, the Conversion Date divided by the Conversion Price, provided, however, that if the Conversion Date occurs after the Dividend Commencement Date, the Corporation shall be entitled, in lieu of issuing Common Stock in respect of all or any part of the accrued but unpaid dividends, to pay in cash all or any part of such unpaid dividends (the "Cash Election").

         (ii) If the Corporation elects to exercise the Cash Election, it shall do so on a pro rata basis in respect of the outstanding Series C Preferred Stock; and

         (iii) Within 10 Business Days after the Conversion Date, written notice of the Conversion and, if applicable, of the Cash Election shall be given by first class mail, postage prepaid, to each Holder at such Holder's address as the same appears on the Corporation's stock books, which notice shall state (1) the number of shares of Common Stock into which the Series C Preferred Stock has been converted and, if the Cash Election has been exercised, that all or, as the case may be, that a specified part of the accrued but unpaid dividends will be paid in cash pursuant to the Cash Election, (2) the Conversion Date and (3) that the Holder is to surrender to the Corporation his certificate or certificates formerly representing the Series C Preferred Stock that has been converted into Common Stock and, if the Cash Election has been exercised, the right to receive cash in an amount equal to all or such portion of the accrued but unpaid dividends, as the case may be, for which the Cash Election was exercised (the "Cash Portion").

         (b) Conversion Procedures. The Holder of any Series C Preferred Stock converted shall surrender the certificate representing such Series C Preferred Stock (the "Series C Preferred Stock Certificate") at the office or agency then maintained by the Corporation for the transfer of the Series C Preferred Stock. Such Holder shall state in the notice tendered with the Series C Stock Certificate the name or names (with addresses) in which the certificate or certificates for Common Stock which shall be issuable upon such conversion shall be issued, and such





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notice shall be accompanied by transfer taxes, if required. Each Series C
Preferred Stock Certificate surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Series C Preferred Stock Certificate, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or such Holder's duly authorized attorney.

         As promptly as practicable, but in no event later than 10 Business Days, after the surrender of such Series C Preferred Stock Certificate and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall simultaneously deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Series C Preferred Stock represented by the Series C Preferred Stock Certificate so surrendered or portion thereof in accordance with the provisions of this Section 6. If less than all of the Series C Preferred Stock represented by a Series C Preferred Stock Certificate surrendered for conversion is to be converted into Common Stock as a result of the exercise of the Cash Election, the Corporation shall simultaneously deliver to or upon the written order of the Holder of such Series C Preferred Stock Certificate a check in an amount equal to the Cash Portion.

         Upon the Conversion Date, (i) all Series C Preferred Stock shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except only the right of the Holders thereof, subject to the provisions of this Section 6, to receive Common Stock in exchange therefor and, if the Cash Election has been exercised, the Cash Portion, and (ii) the person or persons entitled to receive the Common Stock into which their Series C Preferred Stock has been converted shall be treated for all purposes, including dividends and other distributions thereafter in respect of Common Stock, as having become the owners of such Common Stock.

         If any Series C Preferred Stock shall be called for redemption pursuant to Section 5, such shares shall no longer be subject to conversion into Common Stock under this Section 6.

         (c) The Conversion Price at which Series C Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as provided in this Section 6(c) (unless otherwise indicated, all calculations under this Section 6(c) shall be made to the nearest $0.01):

         (i) In case the Corporation shall (A) declare a dividend or make a distribution on the outstanding Common Stock in Capital Stock of the Corporation, (B) subdivide or reclassify the outstanding Common Stock into a greater number of shares (or into other securities or property), or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares (or into other securities or property), the Conversion Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, or to be affected by such subdivision, combination or other reclassification, shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date for such event, or, if there is no record date, upon the effective date for such event. Any Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subparagraphs (ii) and
(iii) below. Adjustments pursuant to this subparagraph shall be made successively whenever any event specified above shall occur.

         (ii) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them for a specified period not to exceed 21 days from the date of such issuance to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price or exchange price per share, subject to normal antidilution adjustments) less than the Current Market Price (as defined in subparagraph (vii) below) of Common Stock on such record date, the Conversion Price in effect at the close of business on such record date shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares of Common Stock which the aggregate offering exercise price for the total number of shares of Common Stock covered by such rights, options or warrants would purchase at the Current Market Price as of such record date, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase in connection with such rights, options or warrants. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. In case any rights, options or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights, options or warrants.

         (iii) In case the Corporation shall fix a record date for the making of a distribution to all holders of Common Stock (A) of shares of any class other than Common Stock, (B) of evidences of indebtedness of the Corporation or any Subsidiary, (C) of assets or other property or (D) of rights, options or warrants (excluding those rights, options or warrants resulting in an adjustment pursuant to subparagraph (ii) above), then in each such case the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (iii) by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock as of the record date for such





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distribution, less the then fair market value (as determined by the Board, whose reasonable determination shall be described in a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification (a "Board Resolution")) of the portion of the securities, evidences of indebtedness, assets, property or rights, options or warrants so distributed, as the case may be, which is applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock as of the record date for such distribution. Such adjustment shall be made successively whenever such a record date is fixed.

         (iv) In case the Corporation shall issue Common Stock for a consideration per share less than the Current Market Price per share on the date the Corporation fixes the offering price of such additional shares, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subparagraph (vi) below) for the issuance of such additional shares would purchase at the Current Market Price per share and the denominator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

         (v) In case the Corporation shall issue any securities convertible into or exchangeable for Common Stock (excluding (A) securities issued in transactions resulting in adjustment pursuant to subparagraphs (ii) and (iii) above, (B) Series C Preferred Stock, and (C) upon conversion of any of such securities) for a consideration per share of Common Stock deliverable upon conversion or exchange of such securities (determined as provided in subparagraph (vi) below and subject to normal antidilution adjustments) less than the Current Market Price per share in effect immediately prior to the issuance of such securities, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subparagraph (vi) below) for such securities would purchase at the Current Market Price per share and the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

         Upon the termination of the right to convert or exchange such securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon conversion or exchange of such securities and upon the basis of the consideration actually received by the Corporation (determined as provided in subparagraph (vi) below) for such securities.

         (vi) For purposes of any computation pursuant to subparagraphs (iv) or
(v) above, the following shall apply:

         (A) notwithstanding the provisions of subparagraph (iv) or subparagraph (v), no adjustment to the Conversion Price will be made (1) upon the exercise of any of the options outstanding on the date hereof under the Corporation's existing stock option plans or stock option agreements or upon the exercise of any warrants of the Corporation outstanding on the date hereof;
(2) upon the issuance or exercise of options or warrants which may hereafter be granted with the Board's approval, or exercised, under any employee benefit plan of the Corporation to officers, directors, employees or consultants, but only with respect to such options or warrants as are exercisable at prices no lower than the Closing Price of the Common Stock as of the date of grant thereof; (3) upon the sale of Common Stock pursuant to stock purchase or similar plans of the Corporation to officers, directors, employees or consultants, but only with respect to such sales at prices no lower than 85% of the Closing Price of the Common Stock as of the date provided in the respective plan; or (4) upon the sale of any Common Stock, warrants to purchase Common Stock or convertible securities in a firm commitment underwritten public offering, including shares sold upon the exercise of any overallotment option granted to the underwriters in connection with such offering; or (5) with respect to the issuance of Common Stock upon conversion of the Series C Preferred Stock, adjusted as appropriate in each case in connection with any stock split, merger, recapitalization or similar transaction;

         (B) in the case of the issuance of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deductions be made for any commissions, discounts, placement fees or other expenses incurred by the Corporation for any underwriting or placement of the issue or otherwise in connection therewith;

         (C) in the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board, whose reasonable determination shall be described in a Board Resolution; and

         (D) in the case of the issuance of securities convertible into or exchangeable for Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this subparagraph (vi)).

         (vii) For the purpose of any computation under this Certificate of Designation, (A) the "Current Market Price" per share at any date shall be deemed to be the average of the daily Closing Price for the Common Stock for the 10 consecutive Trading Days commencing 14 Trading Days before such date, and (B) the "Closing Price" of the Common Stock means the last reported sale price regular way reported on the NASDAQ Stock Market or its successor, or, if not listed or admitted to trading on the NASDAQ Stock Market or its successor, the last reported sale price regular way reported on any other stock exchange or market on which the Common Stock is then listed or eligible to be quoted for trading, or as reported by the National Quotation Bureau Incorporated.

         (viii) In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the Holder of any Series C Preferred Stock converted after such record date and before the occurrence of such event the Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such Holder an amount in cash in lieu of a fractional share of Common Stock pursuant to Section 6(h); provided, however, that the Corporation shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's rights to receive such additional Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

         (ix) The Corporation may make such reductions in the Conversion Price, in addition to those required pursuant to other subparagraphs of this Section 6, as it considers to be advisable so that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (x) In case of any consolidation with or merger of the Corporation into another corporation, or in case of any sale or conveyance of assets to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, lawful and adequate provisions shall be made whereby each Holder of Series C Preferred Stock shall have the right to receive, from such successor or purchasing corporation, as the case may be, upon the basis and upon the terms and conditions specified herein, in lieu of the Common Stock immediately theretofore receivable upon the conversion of such Series C Preferred Stock, the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Series C Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or conveyance. In the case of any such consolidation, merger or sale of substantially all the assets, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of any conversion rights hereunder.

         (xi) In case of any reclassification or change of the Common Stock issuable upon conversion of Series C Preferred Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Common Stock into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Common Stock into two or more classes or series of shares), lawful and adequate provisions shall be made whereby each Holder of Series C Preferred Stock shall have the right to receive, upon the basis and upon the terms and conditions specified herein, in lieu of the Common Stock immediately theretofore receivable upon the conversion of such Series C Preferred Stock, the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such reclassification, change, consolidation or merger, by a holder of the number of shares of Common Stock into which such Series C Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation or merger.

         (xii) If the Corporation repurchases (by way of tender offer, exchange offer or otherwise) any Common Stock for a per share consideration which exceeds the Current Market Price of a share of Common Stock on the date immediately prior to such repurchase, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (xii) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such acquisition multiplied by the Current Market Price per share of the Common Stock on the immediately preceding Trading Day, and the denominator shall be the sum of (A) the fair market value (as determined in good faith by the Board) of the aggregate consideration payable to stockholders as a result of such acquisition, and (B) the product of the number of shares of Common Stock outstanding immediately following such acquisition and the Current Market Price per share of the Common Stock on such immediately preceding Trading Day, such reduction to become effective immediately prior to the opening of business on the day following such acquisition.

         (xiii) If any event occurs as to which the foregoing provisions of this Section 6(c) are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly protect the conversion rights of the Series C Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price, or otherwise adversely affect the Holders.

         (xiv) For purposes of Section 6(c), Common Stock owned or held at any relevant time by, or for the account of, the Corporation in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculation and adjustments described therein.

         (xv) Nothing in this Section 6 shall in any way affect the Corporation's right to redeem the Series C Preferred Stock as provided in
Section 5, including redemptions in contemplation of transactions referred to in the foregoing provisions of this Section 6(c).

         (d) Conversion Price Adjustment Deferred. Notwithstanding the foregoing provisions of this Section 6, (i) no adjustment in the number of shares of Common Stock into which any Series C Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease in such number of shares of at least 1% and (ii) no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $.01 per share; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

         (e) Adjustment Report. Whenever any adjustment is required in the shares into which any Series C Preferred Stock is convertible, the Corporation shall forthwith cause a notice of such adjustment, setting forth the adjusted Conversion Price and the calculation thereof to be mailed to the Holders at their respective addresses as shown on the Corporation's stock books.

         (f) Common Stock. For the purposes of this Section 6, the term "Common Stock" shall mean (i) the Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of Section 6(c), the Holder of any Series C Preferred Stock thereafter surrendered for conversion shall become entitled to receive any other class of stock such other shares so receivable upon conversion of any Series C Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 6(c), and the other provisions of this Section 6 with respect to the Common Stock shall apply on like terms to any such other shares.

         (g) Fractional Shares. The Corporation shall not be required to issue fractional shares of Common Stock upon the conversion of any Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any Series C

Preferred Stock, the Corporation may pay, in lieu thereof, in cash the appropriate amount based on the Conversion Price.

         7. Voting Rights. The Series C Preferred Stock shall have only the following voting rights:

         (a) Series C Director; Joint Director.

         (i) The number of directors of the Corporation shall be as from time to time fixed by, or determined in the manner provided in, the Charter and the Corporation's bylaws. One such director shall be designated as a "Series C Director" and shall be elected by the Majority Holders voting together as a single class and one such director shall be designated as "Joint Director" and shall be an Independent director nominated by the Majority Holders and approved by the Board in its sole discretion. The rights of the Holders with respect to the Joint Director shall automatically terminate if the total Liquidation Preference with respect to the Series C Preferred Stock owned by the Initial Purchaser plus all accrued and unpaid dividends thereon falls below 66 2/3% of the total Liquidation Preference of the then outstanding Series C Preferred Stock plus all accrued and unpaid dividends thereon. The Majority Holders shall have the exclusive right to remove such Series C Director without cause at any time and to designate another individual as the Series C Director. The term of office of the first Series C Director shall commence upon the nomination and election of such Director, at the option of the Majority Holders at any time after the Initial Issue Date, to expire at the annual meeting of stockholders held in 1998. The Series C Director shall be elected annually at the time of each annual meeting of stockholders for a term of office to expire at the first succeeding annual meeting of stockholders after his election and until his successor is duly elected and has qualified or until his earlier resignation or removal. Such election may be effected by written consent executed by the Majority Holders.

         (ii) With respect to filling the vacancy on the Board with respect to the initial Joint Director, the Holders shall give written notice to the Secretary of the Corporation of the identity of the person nominated by such holders. Such written notice shall be executed, manually, or by photocopy or facsimile, by the Majority Holders. The person so nominated shall be Independent. Upon receipt of such written notice, the Board shall have 17 Business Days in which to approve or disapprove such nominee. If the Board approves such nominee, such nominee shall immediately fill such vacancy. If the Board disapproves such nominee, the Secretary of the Corporation shall immediately give written notice thereof to all Holders. If such a written notice from the Secretary has not been received by such Holders 17 business days after the receipt by the Corporation of such written notice of nomination, the Board shall be conclusively deemed to have approved such nominee and such nominee shall immediately fill such vacancy. If such written notice from the Secretary has been so received within such 17 Business Days, such Holders may nominate another Independent person by written notice to the Secretary, subject to the same approval process as herein above provided. Such process of nomination and approval or disapproval shall continue until an Independent person is nominated who is approved or deemed to be approved by the Board. No nominations for such director shall be made or received other than as described in this Section 7(a)(ii).

         (iii) With respect to the nomination and election of succeeding Joint Directors, the Holders shall give timely written notice to the Secretary of the Corporation of the identity of the person nominated by such Holders. Such written notice shall be executed, manually, or by photocopy or facsimile, by the Majority Holders. Such written notice shall be timely if received at the Corporation's principal executive office not fewer than 90 days nor more than 120 days before the meeting of stockholders at which such director is to be elected. The person so nominated shall be Independent. Upon receipt of such written notice, the Board shall have 17 Business Days in which to approve or disapprove such nominee. If the Board disapproves such nominee, the Secretary of the Corporation shall immediately give written notice thereof to all Holders. If such a written notice from the Secretary has not been received by such Holders 17 Business Days after the receipt by the Corporation of such written notice of nomination, the Board shall be conclusively deemed to have approved such nominee. If such written notice from the Secretary has been so received within such 17 Business Days, such Holders may nominate another Independent person by written notice to the Secretary, subject to the same approval process as herein above provided. Such process of nomination and approval or disapproval shall continue until an Independent person is nominated who is approved or deemed to be approved by the Board. No nominations for such director shall be made or received other than as described in this Section 7(a)(iii). Election of such person shall be by the holders of Common Stock.

         (iv) A vacancy of the Series C Director position shall be filled only by a majority vote of or written consent of the Majority Holders. A vacancy of the position of Joint Director shall be filled only by the Board, following nomination by the Majority Holders, pursuant to the procedure described in Section 7(a)(ii). Directors chosen pursuant to any of the foregoing provisions shall hold office for a term expiring at the next annual meeting of stockholders and until their successors are duly elected and have qualified or until their earlier resignation or removal. If none of the Series C Preferred Stock remains outstanding, the Series C Director shall be deemed to have resigned immediately as of such date.

         (b) Issuance of Senior or Parity Stock. So long as any Series C Preferred Stock is outstanding, without the affirmative vote or consent of the Majority Holders, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not (i) issue, or reclassify any authorized stock of the Corporation into, or issue any obligation or security convertible into or evidencing a right to purchase, any Senior Stock or Parity Stock or any preferred stock having voting rights senior or equal to those of the Series C Preferred Stock, (ii) reclassify the Series C Preferred Stock, or
(iii) amend its Charter or this Certificate of Designation for the Series C Preferred Stock so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders or to increase or decrease the authorized number of shares of Series C Preferred Stock. Nothing in the immediately preceding sentence shall prohibit or otherwise restrict the Company from issuing Series C Preferred Stock pursuant to Section 3(c).

         (c) Number of Votes. In any case in which the Holders shall be entitled to vote as a separate class pursuant to this Section 7 or pursuant to Delaware law, each Holder shall be entitled to one vote for each share of Series C Preferred Stock then held.

         (d) No Vote on Other Matters. Except as provided above or as may be required by Delaware law, the Holders shall not be entitled to vote on any matters submitted to holders of the Corporation's Capital Stock.

         8. Exclusion of Other Rights. Except as may otherwise be required by Delaware law, the Series C Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation.

         9. Reissuances. Series C Preferred Stock that has been issued and reacquired by the Corporation (or any Subsidiary thereof) in any manner, including shares surrendered to the Corporation upon conversion, and shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued preferred stock undesignated as to series of preferred stock and may be re-designated and reissued as part of any series of preferred stock.

         10. Business Day. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

         11. Headings of Sections. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         12. Severability of Provisions. If any right, preference or limitation of the Series C Preferred Stock set forth in this Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         13. Record Holders. The Corporation and the transfer agent, if any, for the Series C Preferred Stock may deem and treat the record holder of any Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor any agent thereof shall be affected by any notice to the contrary.

         14. Notice. All notices and other communications provided for or permitted to be given to the Corporation hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Corporation at its principal executive offices at Government Technology Services, Inc., 4100 Lafayette Center Drive, Chantilly, Virginia 20151-1200, telecopy number
(703) 502-2121, Attention: General Counsel, or to such other address as the Corporation shall have designated by written notice to the Holders.

         15. Amendments. This Certificate of Designation may be amended without notice to or the consent of any Holder to cure any ambiguity, defect or inconsistency or to make any other amendment provided that any such amendment does not adversely affect the rights of any Holder. Any provisions of this Certificate of Designation may also be amended by the Corporation with the vote or written consent of the Majority Holders.

         16. Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "Adjustment Date" means the earlier of (a) January 1, 2000 and (b) the date on which the Second Meeting is held if at such Meeting Stockholder Approval is not obtained.

         "Adjusted Redemption Price" means in respect to the referenced Series C Preferred Stock the sum of (a) its Liquidation Preference; (b) all accrued and unpaid dividends thereon to, but not including, the Redemption Date; and
(c) an amount equal to 2% of the sum of (i) its Liquidation Preference and (ii) all accrued and unpaid dividends thereon attributable to the period commencing with the Adjustment Date through, but not including, the Redemption Date.

         "Board" means the Corporation's board of directors.

         "Board Resolution" has the meaning set forth in Section 6(c)(iii).

         "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. Unless specifically stated as a Business Day, all days referred to herein shall mean calendar days.

         "Capital Stock" means, with respect to any Person, any and all shares, partnership interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person's capital stock.

         "Cash Election" has the meaning set forth in Section 6(a)(i).

         "Cash Portion" has the meaning set forth in Section 6(a)(iii).

         "Certificate of Designation" means this entire Certificate of Designations, Preferences and Rights of Series C Preferred Stock.

         "Charter" means the Corporation's certificate of incorporation, as amended from time to time.

         "Charter Amendment" means an amendment to the Charter increasing the number of authorized shares of Common Stock from 10,000,000 to 20,000,000.

         "Closing Price" has the meaning set forth in Section 6(c)(vii).

         "Common Stock" means shares of Common Stock, par value $0.005 per share, of the Corporation.

         "Conversion" has the meaning set forth in Section 6(a).

         "Conversion Date" means that the date on which the Charter Amendment has been filed with the Secretary of State of the State of Delaware and has become effective under the General Corporation Law of the State of Delaware.

         "Conversion Proposal" means the resolution to be presented to the holders of Common Stock at the First Meeting and, if necessary, the Second Meeting, with respect to the approval of (a) the reclassification and conversion of the Series C Preferred Stock into Common Stock pursuant to
Section 6 and (b) the Charter Amendment.

         "Conversion Price" means, initially, $5.125 and, thereafter, such price as adjusted pursuant to Section 6.

         "Corporation" means Government Technology Services, Inc., a Delaware corporation.

         "Current Market Price" has the meaning set forth in Section 6(c)(vii).

         "Dividend Commencement Date" means the earlier of (a) January 1, 1999 and (b) the date on which the First Meeting is held if at such meeting Stockholders Approval is not obtained.

         "Dividend Payment Date" means each anniversary of the Dividend Commencement Date.

         "Dividend Period" means the dividend period from and including the Dividend Commencement Date to, but not including, the first Dividend Payment Date, and thereafter, each annual period from, and including, the Dividend Payment Date to, but not including, the next Dividend Payment Date.

         "Dividend Record Date" means the date designated by the Board at a time a dividend is declared; provided, however, that such date shall not be more than 30 days prior to the respective Dividend Payment Date or such other date designated by the Board for the payment of dividends in respect of Series C Preferred Stock.

         "First Meeting" means a special or annual meeting of the holders of Common Stock held before January 1, 1999 for the purpose of, among other things, considering and taking action upon a resolution to approve the Conversion Proposal.

         "Holder" means a record holder of one or more outstanding shares of Series C Preferred Stock.

         "Independent" means any person who is not (a) a director, officer or employee of, or otherwise paid any compensation or remuneration by, any Holder or (b) an officer or employee of, or otherwise paid any compensation or remuneration (other than directors' fees) by, the Corporation.

         "Initial Issue Date" means February 12, 1998.

         "Initial Purchaser" means BTG, Inc., a Virginia corporation.

         "Joint Director" has the meaning set forth in Section 7.

         "Initial Redemption Price" means in respect to the referenced Series B Preferred Stock the sum of (a) its Liquidation Preference; (b) all accrued and unpaid dividends thereon to, but not including, the Redemption Date; and (c) an amount computed by multiplying 8% of the Liquidation Preference by a fraction, the numerator of which shall be the number of days from, and including, the Redemption Date to, but not including, the earlier of the (i) first anniversary of the date of the First Meeting and (ii) January 1, 2000, and the denominator of which shall be 365.

         "Initial Series C Preferred Stock" means the 15,375 shares of Series C Preferred Stock issued to the Initial Purchaser on the Initial Issuance Date.

         "Junior Stock" has the meaning set forth in Section 2.

         "Liquidation Preference" means, at any time, $1,000 per share of Series C Preferred Stock.

         "Majority Holders" means Holders of Series C Preferred Stock that has a total Liquidation Preference plus accrued and unpaid dividends thereon that represents a majority of the total Liquidation Preference of all outstanding Series C Preferred Stock, plus all accrued and unpaid dividends thereon.

         "Original Issuance Date" means the date upon which the referenced Series C Preferred Stock was originally issued by the Corporation.

         "Parity Stock" means any class or series of stock the terms of which provide that it is entitled to participate pari passu with the Series C Preferred Stock with respect to any dividend or distribution or upon liquidation, dissolution or winding-up of the affairs of the Corporation.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, business trust, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

         "Redemption Date" has the meaning set forth in Section 5(b).

         "Redemption Notice" has the meaning set forth in Section 5(b).

         "Redemption Price" means, the Initial Redemption Price or, as the case may be, the Adjusted Redemption Price.

         "Second Meeting" means the special or annual meeting of the holders of Common Stock held after the First Meeting (at which Stockholders Approval was not obtained) but before January 1, 2000, for the purpose of, among other things, considering and taking action upon a resolution to approve the Conversion Proposal.

         "Senior Stock" means any class or series of stock the terms of which provide that it is entitled to a preference to the Series C Preferred Stock with respect to any dividend or distribution or upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation.

         "Series C Director" has the meaning set forth in Section 7 (a)(i).

         "Series C Preferred Stock" means the 8% Cumulative Redeemable Convertible Preferred Stock, Series C, par value $0.25 per share, of the Corporation.

         "Series C Preferred Stock Certificate" has the meaning set forth in
Section 6(b).

         "Stockholder Approval" means the approval of the Conversion Proposal by the holders of a majority of the outstanding Common Stock entitled to vote thereon at the First Meeting or, as the case may be, the Second Meeting.

         "Subsidiary" means, (i) with respect to any Person, a corporation a majority of whose Capital Stock with voting power under ordinary circumstances to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person, or (ii) any other Person (other than a corporation) of which at least a majority of the voting interest is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person.

         "Trading Day" shall mean a day on which securities are traded or quoted on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Stephen L. Waechter, its Chief Financial Officer, and attested by Judith B. Kassel, its Acting General Counsel and Corporate Secretary, this 11th day of February, 1998.




                                   GOVERNMENT TECHNOLOGY
                                   SERVICES, INC.


                                   By:  /s/ STEPHEN L. WAECHTER
                                        --------------------------------
                                        Name:  Stephen L. Waechter
                                        Title: Chief Financial Officeer




ATTEST:



By:  /s/ JUDITH B. KASSEL
     ----------------------------
     Name:  Judith B. Kassel
     Title: Acting General Counsel and
            Corporate Secretary